UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
Adoption of Change of Control and Material Transaction Severance Plan for Certain Employees of Acquired Employers
     On April 3, 2006, the Human Resources and Compensation Committee (the “HRCC”) of the Board of Directors (the “Board”) of The Bon-Ton Stores, Inc. (the “Company”) adopted a Change of Control and Material Transaction Severance Plan for Certain Employees of Acquired Employers (the “Severance Plan”), to protect certain former participants in the Saks Incorporated Change of Control and Material Transaction Severance Plan (the “Saks Plan”) as required under the terms of the Purchase Agreement between Saks Incorporated and the Company dated October 24, 2005 and amended on February 16, 2006 (the “Purchase Agreement”). The Severance Plan is effective as of 12:01 a.m., Chicago time, on March 5, 2006. The new employees of the Company who are former employees of Saks Incorporated and were participants under the Saks Plan are eligible to participate in the Severance Plan if they became an employee of the Company on or shortly after the date the Severance Plan became effective. The Severance Plan provides for severance benefits if (1) a participant’s employment is terminated by the Company without Cause (as defined in the Severance Plan) and as a result of, and within two years after, a Change of Control or (2) a participant terminates his or her employment with the Company for Good Reason (as defined in the Severance Plan) within two years after a Change of Control. For purposes of the Severance Plan, “Change of Control” means consummation of the transactions contemplated by the Purchase Agreement. The severance benefit is calculated based on the title a participant held with Saks Incorporated immediately prior to the effective date of the Severance Plan, as indicated in the following chart:
Schedule of Benefits Under the Severance Plan

Position of Employment Immediately Prior
to Effective Date of the Severance Plan	Severance Payment in Accordance with
(Group of Designated Executives)	Section 3.C of the Severance Plan

Division Presidents and Corporate Executive Vice Presidents and Senior Vice Presidents	104 weeks

Division Executive Vice Presidents and Senior Vice Presidents	78 weeks

Corporate Vice Presidents and Division DMMs	52 weeks

Director-level associates and Buyers	26 weeks

Other exempt associates	(1) 2 weeks plus (2) 1 week per completed year of service measured from employment anniversary date to employment anniversary date up to a maximum of 12 weeks. For example, the total severance payment for associates with 5 completed years of service would be 7 weeks of base salary and the total severance payment for associates with 12 or more completed years of service would be 14 weeks of base salary.
     The Severance Plan is intended to qualify as an unfunded welfare plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended.

Salary Increases for Named Executive Officers
     On April 3, 2006, the HRCC approved the following salary increases for certain of the named executive officers, effective as of April 30, 2006:

Executive Officer	Previous Salary	New Salary
James H. Baireuther	$400,000	$425,000
Vice Chairman and Chief Administrative Officer
James M. Zamberlan	$400,000	$425,000
Executive Vice President — Stores
Consulting Agreement
     On April 3, 2006, the Board approved an increase in the compensation paid to Michael L. Gleim, a member of the Board, under his consulting arrangement with the Company from an annual fee of $75,000 to an annual fee of $180,000.
Payments to Directors on HRCC
     On April 3, 2006, the Board approved a one-time $5,000 payment to each of the directors of the Board who are members of the HRCC and an additional one-time payment of $10,000 to the chair of the HRCC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: April 7, 2006